                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             XETA TECHNOLOGIES, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             XETA TECHNOLOGIES, INC.
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         --------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------
         (3)  Filing Party:

         --------------------------------------------------
         (4)  Date Filed:

         --------------------------------------------------

                            [XETA TECHNOLOGIES LOGO]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Notice is hereby given that the Annual Meeting of Shareholders of XETA Technologies, Inc. will be held at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, on March 20, 2001 at 6:30 p.m., local time, for the following purposes:

            1. To elect seven (7) members to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified;

            2. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for the Company for the 2001 fiscal year; and

            3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on January 22, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached. The Proxy Statement and form of proxy will first be sent to shareholders on or about February 16, 2001.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF THIS PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                         By Order of the Board of Directors


                                               /s/ ROBERT B. WAGNER

                                                  Robert B. Wagner
                                                      Secretary



February 16, 2001

                            [XETA TECHNOLOGIES LOGO]
                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012


                                 PROXY STATEMENT


                             SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to shareholders of XETA Technologies, Inc. (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on March 20, 2001, at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.

     The purpose of the Annual Meeting is (i) to elect seven members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 2001; and (iii) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

     You are urged to promptly complete and return the accompanying proxy card in the envelope provided, whether or not you intend to be present at the Annual Meeting. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

     Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement.

     It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about February 16, 2001. The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms, banks and other nominees, custodians and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners of shares and obtaining their instructions. The Company has retained Computershare Investor Services ("Computershare") to assist in the distribution of the proxies and proxy statements for an estimated fee of $1,090.00. Votes will be tabulated by Computershare.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on January 22, 2001 (the record date) are entitled to vote at the Annual Meeting and any adjournment thereof. As of such date, there were 8,817,988 shares of Common Stock of the Company outstanding (excluding 1,018,788 shares held in treasury). Shareholders are entitled to one vote per share of Common Stock registered in their name on the record date. A majority of the shares entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied but are not counted as votes cast in the tabulation of votes on any matter brought before the Meeting. The affirmative vote of a majority of the shares of the Company's Common Stock represented at the Annual Meeting is required for the election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company as of December 31, 2000 regarding beneficial ownership of the Company's Common Stock, par value $.001 per share, by (a) each person known by the Company to own more than five percent (5%) of the Company's Common Stock, (b) each director and nominee for election as a director of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.


                                                     AMOUNT AND NATURE
        NAME AND ADDRESS                               OF BENEFICIAL          PERCENT OF
     OF BENEFICIAL OWNER(1)                             OWNERSHIP(2)            CLASS
     ----------------------                          -----------------        ----------
     Jack R. Ingram                                        1,467,200(3)          15.99%

     Ronald L. Siegenthaler                                1,237,184             13.23%
       P.O. Box 571300, Tulsa, OK 74157

     Jon A. Wiese                                            800,000              8.46%

     Mark A. Martin                                          300,000              3.46%
       55 Trent Drive, Ladue, MO 63124

     Robert B. Wagner                                        118,600(4)           1.36%

     Donald E. Reigel                                        111,400              1.27%
       5350 Manhattan Circle, Suite 210,
       Boulder, CO 80303

     Thomas A. Luce                                          106,400(5)           1.22%

     Ron B. Barber                                           105,472              1.22%
       525 S. Main Street, Suite 800, Tulsa, OK 74103

     Robert D. Hisrich                                        51,600(6)              *
       10900 Euclid Avenue, Cleveland, OH 44106

     Donald T. Duke                                           50,000                 *
       1701 Morningstar, Edmond, OK 73034

     All officers and directors as a group                 4,279,250             48.31%
       (13 persons)

----------

*Less than one percent of the shares outstanding.

(1) Address is that of the Company's principal office at 1814 W. Tacoma, Broken Arrow, Oklahoma 74012 unless otherwise indicated.

(2) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes the number of shares of Common Stock that such persons had the right to acquire within 60 days of December 31, 2000, pursuant to unexercised options under the Company's stock option plans, as follows: 500,000 shares for Mr. Ingram; 675,000 shares for Mr. Siegenthaler; 780,000 shares for Mr. Wiese; 56,000 shares for Mr. Wagner; 94,064 shares for Mr. Reigel; 66,000 shares for Mr. Luce; 20,000 shares for Mr. Hisrich; 30,000 shares for Mr. Duke; and 2,281,564 shares for all directors and executive officers as a group (13 persons).

(3) Includes 10,000 shares held by Mr. Ingram's wife.

(4) Includes 5,200 shares held by Mr. Wagner as custodian for his minor children.

(5) Includes 400 shares held by Mr. Luce as custodian for his minor child.

(6) Includes 3,600 shares held by Dr. Hisrich as custodian for his minor child.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as further amended, provide that the Board of Directors shall consist of such number of directors as is fixed from time to time by resolution of the Board of Directors. On January 16, 2001, the Board fixed the number of directors constituting the entire Board at seven, effective as of the date of the 2001 Annual Meeting. Members of the Board are elected for one year terms.

     The nominees for election to the Board of Directors are set forth below. All of the nominees have been recommended by the Board of Directors and all have indicated a willingness to serve if elected. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. All of the nominees are currently directors of the Company.


NAME                             POSITIONS WITH COMPANY         DIRECTOR SINCE
----                             ----------------------         --------------
     Ron B. Barber               Director                       March, 1987

     Donald T. Duke              Director                       March, 1991

     Dr. Robert D. Hisrich       Director                       March, 1987

     Jack R. Ingram              Chairman of the Board and      March, 1989
                                 Chief Executive Officer

     Ronald L. Siegenthaler      Director                       September, 1981


     Robert B. Wagner            Chief Financial Officer,       March, 1996
                                 Vice President of Finance,
                                 Secretary and Director

     Jon A. Wiese                President                      April, 2000

     MR. BARBER, age 46, has been a director of the Company since March 1987. He has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma, which serves as counsel to the Company. Mr. Barber is also a Certified Public Accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctorate Degree from the University of Tulsa.

     MR. DUKE, age 51, has been a director of the Company since March 1991. He is President of Duke Energy Co. L.L.C., an oil and gas consulting and investment firm. Mr. Duke has been in senior management in the oil and gas industry since 1980, including time as President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation, where he was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

     DR. HISRICH, age 56, has been a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Board of Directors of Jameson Inn, Inc. and Noteworthy Medical Systems, Inc., a member of the Editorial Boards of the Journal of Venturing and the Journal of Small Business Management, and a member of the Board of Directors of Enterprise Development, Inc. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePaul University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

     MR. INGRAM, age 57, has been the Company's Chief Executive Officer since August 1999. He served as the Company's President from July 1990 until August 2, 1999, and has been a director of the Company since March 1989. Mr. Ingram's business experience prior to joining the Company was concentrated in the oil and gas industry. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

     MR. SIEGENTHALER, age 57, has been a director of the Company since its incorporation. He also served as the Company's Executive Vice President from July 1990 until March 1999. Since 1974, through SEDCO Investments, a partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, officer, director, or sole proprietor of a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

     MR. WAGNER, age 39, has been the Company's Vice President of Finance and Chief Financial Officer since March 1989. He has been with the Company since July 1988 and became a member of the Board of Directors in March 1996. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

     MR. WIESE, age 44, joined the Company on August 2, 1999 as its President and became a member of its Board of Directors in April 2000. Prior to joining the Company, Mr. Wiese was employed by Lucent Technologies, Inc. since 1989 where he held various executive offices since 1990, including President and Corporate Officer of Lucent's International Division based in Brussels. From 1997 until taking the position with the Company, he served as Vice President and Corporate Officer at Lucent and was responsible for its USA sales and service division where he had full P&L responsibility and managed twelve Vice Presidents and 17,000 Lucent employees. His functional responsibilities in this division included marketing, sales, service, human resources, finance, information technology, and order and asset management. Mr. Wiese holds a Bachelor of Science degree in finance and a Master of Business Administration degree in marketing from Oklahoma State University. He is also a 1994 graduate of the Cultural Transformation Program at the London School of Business.

     None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held ten meetings during the fiscal year ended October 31, 2000. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company. The Board of Directors has an Audit Committee and Compensation Committee. There is no nominating committee or committee performing the functions of a nominating committee.

     The Audit Committee consists of directors Donald T. Duke, Ronald L. Siegenthaler, Robert D. Hisrich and Ron B. Barber. This Committee is responsible for overseeing the Company's accounting and financial reporting functions, including monitoring the audit process, insuring independent communication and information flow between and among the Audit Committee itself, the Company's internal auditor, and the Company's outside auditor, and fostering candid discussion among management and the inside and outside auditors of issues involving judgment and affecting the quality of the audit process and public financial reporting. The Audit Committee met twice independently of meetings of the Board of Directors during the 2000 fiscal year.

     The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A. With the exception of Ron B. Barber, each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Barber does not qualify as an independent director under such definition due to his ownership interest in Barber & Bartz, the Company's general counsel. The Board of Directors appointed Mr. Barber to the Audit Committee in accordance with Section 4310(c)(26)(B)(ii) of the NASD's listing standards, which allows for the appointment of one director to the Audit Committee who is not independent. In so doing, the Board determined that Mr. Barber's position as a long-time director and general counsel to the Company, his former service as Chief Financial Officer and Senior Vice President of the Company, and his professional training as both a lawyer and a certified public accountant give him a valuable perspective on the Company's history and operations and make him uniquely qualified to analyze and understand the financial and accounting issues which the Company is presented from time to time, and to advise the other Committee members on the accounting and financial reporting functions of the Company.

                            REPORT OF AUDIT COMMITTEE

December 18, 2000

To the Board of Directors of XETA Technologies, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended October 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2000.

                                            Donald T. Duke, Chairman
                                            Ronald L. Siegenthaler
                                            Robert D. Hisrich
                                            Ron B. Barber

     The Compensation Committee consists of directors Ron B. Barber, Donald T. Duke, Robert D. Hisrich and Ronald L. Siegenthaler. This Committee works with Company management and provides advice and assistance to the Board regarding establishment of the Company's compensation philosophy, objectives and strategy; administration of executive and management compensation programs; significant changes in employee benefit plans; executive employment and severance agreements; and appointments to the Committee. The Committee is also responsible for recommending for full Board approval the compensation of the Chairman and Chief Executive Officer, President and directors of the Company, and for providing an annual report on executive compensation to the Board. The Compensation Committee met five times independently of meetings of the Board of Directors during the 2000 fiscal year.

DIRECTOR COMPENSATION

     Effective May 1, 2000, the Company began compensating its directors who are not officers of the Company $12,000 per year for Board membership. In addition, Board members serving on a Committee receive $10,000 per year and Board members serving as Chairman of a Committee receive an additional $20,000 per year. During the fiscal year, the Company also granted stock options to all of its outside directors. These options were for 5,000 shares, with a vesting period of three years and an exercise period of ten years. No other compensation was paid to directors for their services as such during the Company's 2000 fiscal year.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen, LLP ("AA") as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 2001. Representatives of AA are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. AA audited the Company's financial statements for the year ended October 31, 2000.

FEES AND INDEPENDENCE

     Audit Fees. AA billed the Company an aggregate of $72,500 for professional services rendered for the audit of the Company's financial statements for fiscal year ended October 31, 2000 and its reviews of the Company's financial statements included in the Company's Forms 10-Q during the 2000 fiscal year.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended October 31, 2000, AA provided no services and therefore billed no fees to the Company in connection with financial information systems design and implementation.

     All Other Fees. During the fiscal year ended October 31, 2000, AA billed the Company an aggregate of $133,000 for services rendered in connection with acquisition due diligence assistance and tax consulting.

     The Audit Committee of the Board of Directors has determined that the provision of services by AA described in the preceding two paragraphs are compatible with maintaining AA's independence as the Company's principal accountant.

                               EXECUTIVE OFFICERS

     The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.


       NAME AND AGE                       POSITIONS WITH COMPANY              OFFICER SINCE
       ------------                       ----------------------              -------------
     Jack R. Ingram                    Chairman of the Board and Chief          July, 1990
     Age 57                             Executive Officer

     Jon A. Wiese                      President and Director                   August, 1999
     Age 44

     Robert B. Wagner                  Chief Financial Officer,                 March, 1989
     Age 39                             Vice President of Finance,
                                        Secretary, Treasurer and Director

     Larry N. Patterson                Senior Vice President of Operations      March, 2000
     Age 44

     Donald E. Reigel                  Regional Vice President of Sales         June, 1995
     Age 46

     James J. Burke                    Regional Vice President of Sales         September, 2000
     Age 56

     Sandra J. Connor                  Regional Vice President of Sales         September, 2000
     Age 36

     Brief descriptions of the business experience of Messrs. Ingram, Wiese and Wagner are set forth under the section of this Proxy Statement entitled "Election of Directors."

     MR. PATTERSON joined the Company in March 2000 as Senior Vice President, Operations. Prior to his employment with the Company, Mr. Patterson worked for Exxon Corporation and held various executive positions in Europe, Asia and Latin America with Exxon Company, International. He is a member of the American Management Association and is active in Organizational Development, Leadership Development and Investment Management activities. Mr. Patterson received his Bachelor of Science Degree in Engineering from Oklahoma State University.

     MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995; became Vice President of Hospitality Sales in December 1999; and is currently the Regional Vice President of Sales with responsibility over the Northwest region and lodging. Prior to his employment with the Company, Mr. Reigel served as a national accounts sales manager for WilTel Communications Systems. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

     MR. BURKE joined the Company in November 1999 in conjunction with the acquisition of USTI and is currently the Regional Vice President of Sales with responsibility over the Southwest region. Prior to his employment with the Company, he had been employed by USTI since August 1990 and served as the Western Region Sales Director and National Sales Director. Mr. Burke received his Bachelor of Science Degree in Business from Niagara University.

     MS. CONNOR joined the Company in September 2000 as the Regional Vice President of Sales with responsibility over the Eastern region and government sales. Prior to her employment with the Company, Ms. Connor served in various sales and sales operations assignments at Lucent Technologies, most recently as Area

Sales Vice President for the New England Region - Enterprise Networks Division. Ms. Connor received her Bachelor of Science Degree in Management from the University of Massachusetts, Lowell.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION


COMPENSATION COMMITTEE REPORT

     The Compensation Committee is the focal point for senior management and the Board of Directors to address corporate compensation issues. The Committee's primary responsibility is to make recommendations to the Board regarding remuneration of executive officers and to evaluate the design and competitiveness of the Company's compensation plans. The Committee consists of three outside directors and the Company's independent outside counsel.

     Compensation Philosophy. The heart of the Company's compensation philosophy is the enhancement of shareholder value. Consequently, the interests of shareholders and the need to be competitive in recruiting and retaining quality leaders and to motivate management to improve shareholder value drive the design of executive compensation programs. A primary component of the Company's compensation philosophy is to structure compensation programs so that a high percentage of remuneration is "at risk". Near term cash compensation reflects corporate performance and larger long-term incentives are tied directly to share value.

     Executive Compensation Program. Compensation for executive officers is comprised of base salary, competitive employee benefits, annual incentive compensation opportunity, and long term incentive compensation in the form of stock options. Under the Company's incentive compensation program, the higher an executive's level of responsibility, the greater the portion of his compensation that will be dependent on performance.

     The Compensation Committee reviews executive compensation levels with respect to corporate and individual performance, as well as competitive pay practices. To assist in this analysis, the Committee retained the services of Villareal and Associates Incorporated, a compensation-consulting firm. As part of those services the Committee was provided executive compensation survey information on similar companies. These surveys indicated the Company's executive compensation program to be generally competitive with similarly successful, high growth companies.

     The Committee reviews annually the base salaries of XETA's executive officers and recommends any adjustments it may deem appropriate, for approval by the full Board of Directors. In its review the Committee takes into account individual factors such as: experience, performance, both during the preceding twelve months and future potential, retention considerations and others issues particular to the executive and XETA. Additionally, the Committee considers the growth and performance of the Company as it assesses the market basis for executive salaries. The Committee believes the base salaries for the Company's executive officers are conservative in relation to industry norms.

     During fiscal year 2000 the Company restructured its incentive compensation program. Two new plans were instituted effective December 1, 1999: one for sales professionals and one for all other employees. The Employee Bonus Plan (EBP) provides an annual incentive compensation opportunity for all employees, except those in sales. The purpose of the EBP, in regard to executives, is to provide an incentive to help XETA achieve its targeted financial objectives. Award levels under the plan are set so as to be competitive with annual incentives of other similarly successful high growth companies. However, since the Company did not achieve its threshold financial goals for the 2000 fiscal year, no EBP awards were made to executives. With XETA's 40 percent year-over-year growth in earnings, the Committee believes the EBP's effectiveness for the stated purpose can be improved.

     The Company's three sales executives are provided an annual incentive compensation opportunity under the compensation plan for all sales professionals. The purpose of this incentive compensation plan is to provide an incentive to the Company's sales force to help XETA achieve its targeted strategic and margin sales objectives. Award levels under the plan are set so as to be competitive with the market and are paid on a prorated basis. The awards paid to the Company's sales executives during fiscal year 2000 are tabulated in the Summary Compensation Table.

     As a long-term incentive, the Company grants options to purchase shares of Common Stock to executive officers and other key employees. These stock options have been awarded in two ways under plans approved by the Board of Directors. The first is under the shareholder approved qualified stock option plans, and the second is through special grants of non-qualified options. Additionally, most grants are subject to a vesting period.

     2000 CEO Compensation. The compensation package for the Company's CEO, Mr. Jack Ingram, is consistent in all material aspects with the program in place for the Company's other executive officers. Effective in fiscal 2000 the Committee approved an increase in Mr. Ingram's annual base salary to $200,000. In determining to raise Mr. Ingram's salary, the Committee considered such factors as XETA's financial performance, his pay in relation to that of chief executive officers of other similarly successful high growth companies, the impact on his compensation package of the previously described change in the Company's incentive compensation program, and XETA's overall executive compensation philosophy. The Committee believes his current base salary is conservative in relation to the market.

     Mr. Ingram was provided an incentive compensation opportunity for fiscal 2000 under the Employee Bonus Plan. His award level in the plan was set so as to be competitive with annual incentives of other surveyed companies and the Company's overall executive compensation philosophy. However, as discussed above no executive awards were made under the EBP for fiscal 2000.

     As part of his original compensation package with the Company at the time of his employment in 1990, Mr. Ingram was granted options to purchase an aggregate of 200,000 shares of Common Stock at a price slightly above the market price. These options, which have been proportionately adjusted in number and exercise price in accordance with subsequent stock splits, were a special non-qualified grant approved by the Board of Directors with a 10-year exercise period. At this time these options are fully vested and Mr. Ingram has exercised a portion of the shares, the bulk of which he currently holds. He has received no additional option grants since 1990. He has purchased the balance of his stock holdings in the Company on the open market.

     Conclusion. The Compensation Committee believes the Company's executive compensation program has been consistent with the philosophy outlined in this report and has been effective overall in achieving its objectives during fiscal 2000. The Committee hereby submits this report to XETA's Board of Directors for approval.

                                        The Compensation Committee,

                                        Donald T. Duke, Chairman
                                        Ron B. Barber
                                        Robert D. Hisrich
                                        Ronald L. Siegenthaler


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are those named above in the Compensation Committee Report. There are no "interlocks" (as defined by the rules of the Securities and Exchange Commission) with respect to any member of the Compensation Committee of the Board of Directors. No member of this Committee was at any time during the 2000 fiscal year an officer or employee of the Company.

     Mr. Barber served as Senior Vice President of the Company from August 17, 1987 to March 1991, and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company. Mr. Siegenthaler served as Executive Vice President of the Company from July 1990 to March 1999. No other member of the Committee is a former officer or employee of the Company.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                     --------------------------------------------   ----------------------
       (a)                   (b)        (c)             (d)               (e)                 (g)                  (i)

NAME AND                                                                                 COMMON STOCK              ALL
PRINCIPAL                                                                                 UNDERLYING              OTHER
POSITION                   YEAR        SALARY          BONUS             OTHER           OPTIONS(#)(1)        COMPENSATION(2)
---------                  ----      ----------      ----------      -------------       -------------        ---------------
Jack R. Ingram             2000      $  190,580      $       --      $  648,750(3)               --            $   12,800
     Chief Executive       1999          90,000         320,679         510,000(3)               --                 6,400
     Officer               1998          90,000         277,419         487,500(3)               --                 6,400


Jon A. Wiese               2000         190,580              --         176,250(3)               --                 3,385
     President             1999          20,769          52,440              --                  --                    --
                           1998              --              --              --                  --                    --

Donald E. Reigel           2000          98,009          53,596       1,744,459(5)           12,000                   696
     Vice President,       1999          75,000         354,475          93,158(4)               --                 6,400
     Sales                 1998          75,000         200,603          63,618(4)           13,000                 6,400

Mark A. Martin(6)          2000         116,150              --         115,598(4)               --                 3,956
     President,            1999              --              --              --                  --                    --
     Commercial Channel    1998              --              --              --                  --                    --

Thomas A. Luce(7)          2000          99,368           8,000         575,000(3)           12,000                 4,968
     Vice President of     1999          89,650          47,589              --                  --                 3,587
     Service               1998          86,285          33,917         228,375(3)           13,000                 3,172

----------

(1) Amounts shown reflect the 2-for-1 stock split effected in July 2000.

(2) Represents the Company's contributions to the employee's account under the Company's 401(k) plan.

(3) Represents the dollar value of the difference between the price paid for shares of the Company's common stock upon exercise of stock options and the market value of such stock on the date of exercise.

(4) Represents sales commissions paid.

(5) $1,716,703 represents amount under footnote 3 above and $27,756 represents amount under footnote 4 above.

(6) Mr. Martin served as an executive officer of the Company from November 30, 1999 until November 1, 2000.

(7) Mr. Luce ceased to be an executive officer on June 1, 2000.

STOCK OPTIONS

     The following table sets forth certain information regarding stock options granted during the 2000 fiscal year to persons named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                              INDIVIDUAL GRANTS
         ----------------------------------------------------------------------------------------------
              (a)                  (b)                (c)                 (d)                   (e)

                                                   % OF TOTAL
                                                    OPTIONS
                                  NUMBER OF        GRANTED TO
                                 SECURITIES       EMPLOYEES IN
                             UNDERLYING OPTIONS      FISCAL         EXERCISE OR BASE        EXPIRATION
              NAME             GRANTED (#) (1)        YEAR           PRICE ($/SH)(2)          DATE(3)
         ---------------     ------------------   ------------      ----------------        ----------
         Jack R. Ingram                --               --                    --                   --
         Jon A. Wiese                  --               --                    --                   --
         Donald E. Reigel          12,000             4.02%              18.1250              4/16/10
         Mark A. Martin                --               --                    --                   --
         Thomas A. Luce            12,000             4.02%              18.1250              4/16/10

----------

         (1)  Amounts shown reflect the 2-for-1 Stock Split effected in July
              2000.

         (2)  Prices shown reflect the 2-for-1 Stock Split effected in July
              2000.

         (3) These options become exercisable on the third anniversary of the date of grant and may be exercised at any time from and after such date until the tenth anniversary of the date of grant.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information regarding stock options exercised during the 2000 fiscal year by persons named in the Summary Compensation Table and the number and value of unexercised options held by such persons as of the fiscal year-end. The Company has not granted stock appreciation rights.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

              (a)                   (b)               (c)                        (d)                            (e)
                                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                                        OPTIONS AT FY-END (#)            AT FY-END ($)(3)
                              SHARES ACQUIRED    VALUE REALIZED      ---------------------------    ---------------------------
         NAME                ON EXERCISE (#)(1)       ($)(2)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
         ----                ------------------  --------------      -----------   -------------    -----------   -------------
         Jack R. Ingram          60,000               648,750          500,000            --         5,281,250         --
         Jon A. Wiese            20,000               176,250          780,000            --         3,802,500         --
         Donald E. Reigel        64,600             1,716,703          111,400        12,000         1,058,097         --
         Mark A. Martin              --                    --               --            --                --         --
         Thomas A. Luce          40,000               575,000           66,000        12,000           589,875         --

----------

         (1)  Amounts shown reflect 2-for-1 stock split effected in July 2000.

         (2) Value is based upon the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price.

         (3) Based upon the difference between the fair market value of the securities underlying the options at fiscal year-end ($10.8125 per share) and the exercise price.

EMPLOYMENT AGREEMENTS

     Following is a description of employment agreements which the Company has with certain officers named in the Summary Compensation Table.

     The Company entered into a letter agreement with Mr. Reigel upon his employment with the Company in June 1995, which set forth his compensation and certain other terms of his employment. Under the current terms of Mr. Reigel's compensation agreement, as amended, his base salary (commencing December 1, 1999) is $100,000 and his incentive bonus compensation is set pursuant to the incentive compensation plan adopted by the Company for its sales professionals (as described in the Compensation Committee Report). The letter agreement also imposes certain non-solicitation restrictions upon Mr. Reigel.

     The Company entered into an employment agreement with Mr. Martin dated November 30, 1999. The agreement provided for a base salary of $120,000 per year; a quarterly commission equal to a percentage of the gross profit of the Company's Commercial Channel Division ("CCD"); an annual "Base Bonus" equal to a percentage of each year's growth in the CCD gross profit; and an annual "Extra Bonus" equal to a percentage of the amount, if any, by which the CCD's gross profit for a given fiscal year should exceed the gross profit projected for the CCD under the Commercial Channel Plan established by the Company for that year. The agreement also imposed certain restrictions upon Mr. Martin with regard to competition and solicitation activities following the termination of his employment with the Company. Mr. Martin's employment was terminated by his resignation effective November 1, 2000.

                              RELATED TRANSACTIONS

     Mr. Barber is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company. During the fiscal year ended October 31, 2000, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $302,400.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of (i) Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, (ii) Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and (iii) written representations made to the Company by its directors and officers, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows: Mr. Burke and Ms. Connor were late in filing their Initial Statement of Beneficial Ownership of Securities on Form 3.


                             STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on November 1, 1995, along with the composite prices of companies listed in the SIC Code (Telephone, Telegraph Apparatus) Index and the NASDAQ Market Index.



                                     [GRAPH]



     October 31                 1995        1996        1997        1998        1999        2000
     ----------                ------      ------      ------      ------      ------      -------
XETA                           100.00      111.11      281.48      262.96      575.93      640.77
SIC Code Index                 100.00      140.69      186.66      165.55      334.16      379.36
NASDAQ Market Index            100.00      117.43      153.90      174.02      287.23      337.82

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                              SHAREHOLDER PROPOSALS

     Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 1, 2001. Such proposals should be directed to XETA Technologies, Inc., 1814 West Tacoma, Broken Arrow, Oklahoma 74012, Attention:
CEO.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                       By Order of the Board of Directors

                              /s/ ROBERT B. WAGNER

                                Robert B. Wagner
                                    Secretary


Broken Arrow, Oklahoma
February 16, 2001

                                   Appendix A

                             XETA TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER


         In order to improve the effectiveness of the Board of Directors' oversight of the corporate audit process of XETA Technologies, Inc. (the "Corporation"), to strengthen the independence and involvement of those Directors charged with such oversight, and to enhance mechanisms for accountability among the Corporation's inside auditor, its outside auditors, and its management, the Board of Directors hereby adopts this formal written charter for the XETA Technologies, Inc. Audit Committee of the Board of Directors.

         I.       CONSTITUTION OF AUDIT COMMITTEE

                  There is hereby created a committee of the Corporation's Board of Directors to be known as the Audit Committee.

         II.      PURPOSE

                  The Audit Committee shall be responsible for overseeing the Corporation's accounting and financial reporting functions, including monitoring the audit process, insuring independent communication and information flow between and among the Audit Committee itself, the Corporation's internal auditor, and the Corporation's outside auditor, and fostering candid discussion among management and the inside and outside auditors of issues involving judgment and affecting the quality of the audit process and public financial reporting.

         III.     COMPOSITION

         A.       Number

                  The membership of the Audit Committee shall be composed of no fewer than three (3) directors.

         B.       Qualifications

         Except as set forth in Section III.C. below, each Audit Committee member shall qualify as an "independent director," and shall be able to read and understand fundamental financial statements, including a corporation's Statement of Financial Condition, Income Statement, Reconciliation of Retained Earnings, and its Statement of Changes in Financial Position and Cash Flows. In addition, at least one (1) member of the Audit Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background validating such member's financial sophistication, such as his being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         For purposes of this Charter, "independent director" means a person other than (i) an officer or employee of the Corporation or any subsidiary of the Corporation, or (ii) any other person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment in carrying out his responsibilities as a Director and member of the Audit Committee. The following persons shall not be considered "independent":

                  (a) a person who is employed by the Corporation or any affiliate of the Corporation or who has been so employed within the past three (3) years;

                  (b) a person who, in the past fiscal year, has accepted compensation in excess of $60,000 from the Corporation or any affiliate or affiliates of the Corporation (other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation);

                  (c) a person who is a member of the immediate family of a person who is, or has been in any of the past three (3) years, employed as an executive officer by the Corporation or any affiliate of the Corporation (where "immediate family" shall be deemed to mean and include the person's spouse, parents, children, siblings, father-, mother-, brother-, sister-, son-, or daughter-in-law, and anyone residing in such person's home;

                  (d) a person who is a partner in, or a controlling shareholder or executive officer of, any for-profit business organization (an "Interested Business Organization") to which the Corporation made, or from which the Corporation received, during any of the past three fiscal years, payments (other than those arising solely from investments in the Corporation's securities) exceeding the greater of
         (i) $200,000 or (ii) 5% of the Corporation's or the Interested Business Organization's consolidated gross revenues for such year;

                  (e) a person who is employed as an executive of another entity the compensation committee of which includes any executive of the Corporation.

         C.       Exception.

         Notwithstanding the requirement of "independence" outlined in Section III.B. above, the Corporation's Board of Directors may under exceptional and limited circumstances appoint one (1), but not more than one (1), director who is not otherwise "independent," to membership on the Audit Committee provided that (i) the Board determines that such director's membership on the Audit Committee is required by the best interests of the Corporation and its shareholders, and (ii) the Board discloses the nature of the relationship and the reasons for that determination in the next annual proxy statement subsequent to such determination; provided, further, however, that no such director shall be a current employee of the Corporation nor an immediate family member of such an employee.

         IV.      RESPONSIBILITIES AND DUTIES

         The Audit Committee shall carry out the following responsibilities and duties.

         A.       Review of Reports and Documents

                  (1) Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the Corporation's independent accountants.

                  (2) Review with management and the Corporation's independent accountants the 10-Q prior to its filing.

         B.       Independent Accountants

                  (1) Periodically consult privately with the Corporation's independent accountants about internal controls and the fullness and accuracy of the Corporation's financial statements.

                  (2) Review with the Corporation's independent auditors and management the scope of annual audit and the audit procedures and approve the fees and other compensation to be paid to the Corporation's independent accountants. At the conclusion of the audit, review the results of the audit including all matters required to be discussed in accordance with generally accepted auditing standards.

                  (3) Review the performance of the Corporation's independent accountants and approve their discharge when circumstances warrant.

         C.       Financial Reporting Processes

                  (1) Review the integrity of the Corporation's financial reporting processes with its independent accountants.

                  (2) Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting, covering such dimensions as relevance, reliability, comparability and understandability.

                  (3) Consider and approve major changes to the Corporation's accounting principles and practices as suggested by its independent accountants.

         D.       Compliance

                  (1) Review management's monitoring of the Corporation's compliance with laws, regulations and corporate policies to assure that the Corporation's financial statements, reports and other financial information satisfy legal requirements.

                  (2) Perform any other activities consistent with this charter, the Corporation's Bylaws and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate related to the financial affairs of the Corporation or its external audit.

         E.       Reporting

                  (1) Present a report in the annual proxy statement reflecting the Audit Committee's findings resulting from its financial reporting oversight responsibilities.

         V.       STRUCTURE AND AUTHORITY

                  The Audit Committee shall designate one (1) of its members to serve as chairman and one (1) of its members to serve as secretary to keep a record of its meetings which shall be held not less than four (4) times a year, and shall report the results of its meetings to the full board at the next regularly scheduled board meeting. Each member of the Audit Committee shall have complete access during normal business hours to such business records and information, and shall be authorized to discuss corporate matters with the Corporation's employees and officers, as may be necessary and appropriate to carry out his responsibilities as a member of the Audit Committee and representative of the shareholders.

         VI.      ACCOUNTABILITY

                  The Audit Committee shall annually obtain a formal written statement from the Corporation's outside auditor (i) acknowledging the outside auditor's ultimate accountability to the Corporation's Board of Directors and the Audit Committee as representatives of the Corporation's shareholders and the Audit Committee's and Board of Directors' ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate and propose in any proxy statement the outside auditor to be recommended for shareholder approval ) and (ii) delineating all relationships between said auditors and the Corporation, consistent with Independence Standards Board Standard No. 1 and shall investigate and engage in serious dialogue with said auditors regarding any disclosed relationships or services that could reasonably impact the auditors' objectivity or independence and, when necessary, shall recommend that the full board take appropriate action to oversee and ensure the independence of the outside auditors.

         VII.     IMPLEMENTATION

                  This Charter shall be effective from and after June 1, 2000, with the exception that the provisions of Section III hereof regarding composition of the Audit Committee shall be effective from and after June 1, 2001, prior to which time the Audit Committee may be composed of two (2) or more directors only a majority of whom need be "independent" within the meaning of this Charter.

         VIII.    EFFECTIVE DATE

                  This Audit Charter shall become effective as of the 1st day of June, 2000, and shall be subject to review by the full Board of Directors annually thereafter.

                                   Appendix B

                             XETA TECHNOLOGIES, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 March 20, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack R. Ingram and Jon A. Wiese, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of XETA Technologies, Inc. held of record by the undersigned on January 22, 2001 at the Annual Meeting of Shareholders to be held March 20, 2001, or any adjournment or postponement thereof.

1.    ELECTION OF DIRECTORS:   [ ] FOR all nominees listed below  [ ]  WITHHOLD AUTHORITY

        RON B. BARBER, DONALD T. DUKE, ROBERT D. HISRICH, JACK R. INGRAM,
            RONALD L. SIEGENTHALER, ROBERT B. WAGNER AND JON A. WIESE

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 2001 FISCAL YEAR.

           [ ]  For               [ ]  Against            [ ]  Abstain

                            (continued on other side)

3. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO FOREGOING PROPOSALS.

----------------------------------              --------------------------------
(Signature)                                     (Print Name)


----------------------------------              --------------------------------
(Signature)                                     (Print Name)

      NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

     Dated:                       , 2001.
           -----------------------